EXHIBIT 10.1

January 22, 2024

VIA EMAIL AND FEDERAL EXPRESS

Minim, Inc.

848 Elm Street
Manchester, NH 03101

Attn: Jeremy Hitchcock

Re: Letter Agreement re Product Purchase

Dear Mr. Hitchcock:

This letter agreement (“Letter Agreement”) memorializes the agreement between Minim, Inc. (“Minim”) and Motorola Mobility, LLC (“Motorola”) (collectively, the “Parties”) pertaining to Motorola’s purchase of certain Products as defined in (i) the License Agreement for modems and routers, effective January 1, 2016, as amended (the “Modem Agreement”), and (ii) the License Agreement for home security devices and services effective March 27, 2020, as amended (the “Home Security Agreement”) between Motorola and Minim. The Modem Agreement and Home Security Agreement are referred to collectively herein as the “License Agreements.” Any capitalized term below that is not otherwise defined shall have the meaning ascribed in the License Agreements. The Parties have further agreed that, in view of Minim’s stated inability and failure to properly service the Products, that Minim will transfer ownership of and access to certain customer support platforms and the Moto Sync and Moto Manage application to Motorola to allow Motorola to mitigate potential damage.

For good and valuable consideration, which is hereby acknowledged, the Parties hereby agree as follows:

1. Ratification of Surviving Terms of License Agreements. The Parties acknowledge and agree that the License Agreements were terminated effectively as of July 18, 2023. The Parties further acknowledge and agree that the obligation to pay all royalties due thereunder, including any Guaranteed Minimum Royalties or Minimum Royalties (herein, “GMR”) remains in full force and effect notwithstanding such termination. The Parties further acknowledge and agree that any terms in the Agreement specifically designated as surviving termination hereby remain in full force and effect, including without limitation Section 15 of the Modem Agreement and Section 15 of the Home Security Agreement. Notwithstanding the foregoing, Minim’s obligations to Motorola under Sections 7 and 11 of the Modem Agreement and Sections 7 and 10 of the Home Security Agreement to provide acceptable customer support and to provide acceptable technical support for the Products shall be deemed met by Minim’s ongoing reasonable cooperation with Motorola, including without limitation by providing any and all contact information for the previously responsible persons, by providing any relevant technical or historical data about the Products, and by providing other information reasonably necessary within Minim’s possession or control for Motorola to provide customer support and technical support for the Products. In the event that any terms and provisions of this Letter Agreement conflict with the terms and provisions of the License Agreements, the terms and provisions of this Letter Agreement shall supersede and control.

2. Outstanding Guaranteed Minimum Royalties. The Parties acknowledge and agree that as of the date of this Letter Agreement, Minim owes to Motorola at least $15,912,500.07 USD in GMR under the License Agreements (collectively, the “Owed GMR”) through the remaining Term of the License Agreements. The Parties further acknowledge and agree that an additional $6,137,499.93 represents the Owed Amount (as defined in the Settlement Agreement attached hereto as Exhibit D) which shall be considered satisfied upon payment of the Settled Amount pursuant to the Settlement Agreement (as defined in Section 17 below). The Settled Amount shall not count against the Owed GMR, which the Parties agree remains due and owing to Motorola.

3. Purchase of RMA Products. Motorola hereby agrees to purchase and Minim agrees to immediately provide exclusive access and title free and clear of any Encumbrances (as defined herein) to Motorola, or as directed by Motorola, the following RMA Products (“Purchased Products”) at Minim’s manufactured cost (the “Purchase Price”) in the approximate quantities as set forth in the chart below. All expenses approved in writing in advance by Motorola related to the acquisition and delivery of the Purchased Products are the sole responsibility of Motorola. “Encumbrances” shall mean any security interests, liens (including tax liens), pledges, charges, claims, options, preferential arrangements, encumbrances or restrictions of any kind. Motorola shall be responsible for taking possession of the Products once Minim complies with all of its obligations hereunder.

As of Jan 17, 2024		Units R/A
SKU#	Item Description	RMA
B12-10	MOTOROLA CABLE MODEM D3.1 BRIDGE, 32x8, 2.5GbE, US	12
MB7420-10	MOTOROLA 16x4 CABLE MODEM BRIDGE	91
MB7621-10	MOTOROLA 24x8 CABLE MODEM BRIDGE	236
MB8600-10	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE	200
MB8611-10	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE, 2.5G ETHERNET	60
MG7540-10	MOTOROLA 16x4 CABLE MODEM/AC1600 WIFI ROUTER	8
MG7550-10	MOTOROLA 16x4 CABLE MODEM/AC1900 WIFI ROUTER	125
MG7700-10	MOTOROLA 24x8 CABLE MODEM/AC1900 WIFI ROUTER	206
MG8702-10	MOTOROLA DOCSIS 3.1 CABLE MODEM/AC3200 WIFI ROUTER	201
MG8725-10	MOTOROLA DOCSIS 3. 1 CABLE MODEM W/AX6000 WIFI ROUTER	1
MH7021-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER	3
MH7021-10S	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, motosync	5
MH7022-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER PLUS 1 SATELLITE	200
MH7023-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER PLUS 2 SATELLITES	150
MH7602-10	MOT AX1800 MESH WiFi, 2-PACK, US	2
MH7603-10	MOT AX1800 MESH WiFi, 3-PACK, US	30
MM1000-10	MOTOROLA MoCA ADAPTER, US	15
MM1025-10	MOTOROLA MoCA ADAPTER, 2.5G	15
MR2600-10	MOTOROLA AC2600 ROUTER, US	40
MR2600-10R	MOTOROLA AC2600 ROUTER, US (REFURB)	10
MT7711-10	MOTOROLA 24x8 CABLE MODEM/AC1900 ROUTER/EMTA	150
MT7711-10R	MOTOROLA 24x8 CABLE MODEM/AC1900 ROUTER/EMTA, Refurbished	30
MT8733-10	MOTOROLA DOCSIS 3.1 CABLE MODEM/AX6000 ROUTER/EMTA	19
Q11-10-01	MOTOROLA Q.11 MESH WiFi, SINGLE PACK, US	10
Q11-10-03	MOT Q11 AX3000 MESH WiFi, 3-PACK, US	500
Q14-10-02	MOTOROLA Q14 TRI-BAND MESH WiFi, TWO PACK, US	15
Q14-10-03	MOTOROLA Q14 TRI-BAND MESH WiFi, THREE PACK, US	30
		2364

4. Payment for Products. Upon Motorola’s receipt of all of the following from Minim: the Purchased Products (in the manner set forth in Section 3 above), the Support Software (including without limitation the Moto Sync and Moto Manage application), and the E-Commerce Accounts (as defined in Section 6), the Purchase Price shall be deducted from the Owed GMR (the remaining balance of which shall be deemed the “GMR Balance”). Motorola shall not be required under any circumstances to deliver any payment to Minim in exchange for the Purchased Products other than a reduction of the Owed GMR. Should Minim fail to ensure that Motorola receives access to possession and control of any Purchased Product to Motorola, free and clear of all Encumbrances, Motorola shall be entitled to retain the full amount of the Owed GMR without any reduction thereto with respect to that Purchased Product. Notwithstanding the foregoing, the Parties acknowledge and agree that should Motorola voluntarily not take possession or control of any Purchased Products, such failure to take possession or control shall not constitute a breach of this Agreement by either Party.

5. Transfer of Customer Support Software. Minim hereby assigns and transfers to Motorola, and Motorola hereby accepts, all right, title, access, and interest and exclusive use, at the sole expense of Motorola subject to Motorola’s prior written approval, of the following: (a) all software tools, active platforms, databases, systems, or databases used to diagnose, support, remotely access, manage any Products offered or sold by Minim under the License Agreements; and (b) the customer application or interface (including, without limitation Moto Manage and Moto Sync), including without limitation source code, files, permissions, management tools, and all data that are in any way related to any Products offered or sold by Minim under the Home Security Agreement (all of the foregoing, collectively, the “Support Software”). Upon execution of this Letter Agreement, Minim shall deliver immediately to Motorola (or as directed by Motorola) all Support Software and the contact information of all prior employees of Minim that could assist in the transfer or identification of, and technical knowledge about all such Support Software. Any and all expenses (as approved in advance in writing by Motorola) incurred in the undertaking of the aforementioned shall be the sole responsibility of Motorola. Minim further agrees to act in good faith in providing Motorola with any additional documents, information, login credentials, passwords, data, access points and any other information requested by Motorola to fully access and use the Support Software.

6. E-Commerce Accounts. Upon execution of this Letter Agreement, Minim agrees to immediately transfer to Motorola all e-commerce platform accounts used by Minim to sell any Products under the License Agreements, including without limitation the complete transfer of access, management and exclusive control of Minim’s Amazon.com account (collectively, the “E-Commerce Accounts”) that remain active. In addition to and without limiting the foregoing sentence, upon execution of this Letter Agreement, Minim shall also deliver immediately to Motorola (or as directed by Motorola) contact information of all prior employees of Minim that could assist in the transfer or identification of, and technical knowledge about all E-Commerce Accounts. Any and all expenses of Minim approved in advance in writing by Motorola incurred in the undertaking of the aforementioned shall be the sole responsibility of Motorola. Minim further agrees to act in good faith in providing Motorola with any necessary login credentials, passwords, access points and any other information requested by Motorola to fully access and use the E-commerce Accounts.

7. Warranty. Minim warrants to Motorola that the Purchased Products, Customer Support Software, and E-Commerce Accounts shall be free and clear of any Encumbrances. Motorola hereby agrees to accept the Purchased Products in their current condition on an as-is basis, except that Minim warrants to Motorola that the Purchased Products: (a) are fit and safe for the use(s) normally and reasonably intended; (b) of merchantable quality; (c) other than as specifically identified as refurbished as denoted with an “R” in the list of Purchased Products, are new and do not contain anything used, refurbished or reconditioned; and (d) do not violate or infringe any intellectual property right of any third party or any other right of any third party, nor shall their offer, provision, resale or distribution by Motorola or any third party.

8. Taxes. Minim represents that, except as previously disclosed in writing by Minim to Motorola: (a) each of it and its subsidiaries has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of all federal, state, local, foreign taxes, fees, assessments or charges of any kind whatsoever (“Taxes”) and all returns with respect to such Taxes have been timely filed; (b) there are no liens on any of its or its subsidiaries’ assets that arose in connection with any failure (or alleged failure) to pay any Taxes; (c) there is no action, suit, proceeding, or audit is pending against or with respect to it or its subsidiaries regarding Taxes; (d) neither it nor its subsidiaries has waved any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency; (e) neither it nor its subsidiaries is a party to any tax allocation or sharing agreement; and (f) that there are no transfer, documentary, sales, use, stamp, registration, value added and other similar Taxes or recording, filing or other fees incurred or payable in connection with this Letter Agreement and the transactions contemplated herein.

9. Transfer of Remaining Inventory and Release. The Parties hereby acknowledge and agree that upon the execution of the Settlement Agreement that the title of all remaining Products in Minim’s possession or control (or the possession or control of Minim’s manufacturers or distributors), including without limitation and at minimum those set forth in Exhibit B hereto, shall be immediately transferred to Motorola free and clear of any Encumbrances. Effective upon the transfer of good and valid title free and clear of any Encumbrances to all remaining Products, permitting Motorola to take possession of such remaining Products, Motorola shall release and discharge Minim and any successor-in-interest from all claims, liabilities, demands, costs, charges, expenses, actions, causes of action, judgments, and executions, past, present or future from liability for the GMR Balance. Upon receipt of good and valid title for all remaining Products, Motorola shall be deemed to have received sufficient consideration for the release set forth in this Section 9. The foregoing release shall not apply to the Settled Amount or the obligations under the Settlement Agreement. Minim acknowledges and agrees that it shall ensure that any successor-in-interest shall comply with the terms of this Section 9.

10. Events of Default. The occurrence of one or more of the following shall constitute an “Event of Default” within the meaning of this Letter Agreement: (a) any representation or warranty of Minim set forth in this Letter Agreement is untrue or incorrect; (b) Minim fails to abide by or observe any covenant, term, or condition of this Letter Agreement; (c) Motorola reasonably deems that an event of default has occurred under any of the surviving terms of the License Agreements (other than Minim’s failure to comply with warranty obligations which is addressed in this Letter Agreement), or Motorola deems that Minim has otherwise failed to abide by the covenants, terms, and conditions of any of the foregoing; or (d) any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any liquidation proceeding is commenced in respect of Minim, whether commenced by Minim or any other party. Upon the occurrence of any Event of Default hereunder or at any time thereafter, Motorola shall be entitled to the immediate exercise of all its rights and remedies available to it under the surviving terms of the License Agreements, this Letter Agreement, and applicable law.

11. No Waiver. The execution of this Letter Agreement and acceptance of any documents related hereto shall not be deemed to be a waiver of any event of default under the License Agreements or this Letter Agreement, whether or not known to Motorola and whether or not existing on the date of this Letter Agreement.

12. Release and Covenant Not to Sue. Minim and all of its respective employees, partners, agents, legal representatives, affiliates, parents, subsidiaries, predecessors, successors and assigns whether such person is natural or corporate (collectively referred to as the “Minim Entities”) do hereby release, acquit, forever discharge, and covenant not to sue Motorola and its affiliates, parents, subsidiaries, officers, directors, employees, agents, legal representatives, predecessors, successors and assigns (whether natural or corporate) (collectively referred to as the “Motorola Entities”) from any and all claims or causes of action of any kind whatsoever, at common law, statutory, or otherwise which any Minim Entities have or might have, known or unknown, now existing or that might arise hereafter, that directly or indirectly relate to the License Agreements, the termination of the License Agreements, this Letter Agreement, the Purchased Products, the Support Software, and/or the E-Commerce Accounts.

13. Confidentiality. The Parties agree that this Letter Agreement, its terms and conditions, and the related negotiations are confidential and that each Party, its agents, employees, servants, and persons acting in concert with any Party will not disclose any such information to any third party except: (a) in connection with legal proceedings, provided that any such disclosure is subject to a confidentiality agreement and/or protective order; (b) as required by law; (c) upon written consent of all Parties; or (d) as necessary to enable a Party or a Party’s representatives to prepare that Party’s tax returns.

14. Remedies Not Exclusive. Any specific remedies provided to Motorola under this Letter Agreement are not exclusive, and do not in any way limit or restrict Motorola’s right or ability to pursue any and all other remedies available to a Party at law or equity. Except as may be specifically stated in this Letter Agreement, all of Motorola’s rights with regard to the Letter Agreements are reserved.

15. Governing Law; Jurisdiction. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois and, where applicable, the United States, without regard to the conflict of law provisions thereof. THE PARTIES AGREE THAT THE STATE AND FEDERAL COURTS WITHIN COOK COUNTY, ILLINOIS, U.S.A., SHALL HAVE EXCLUSIVE JURISDICTION OF ANY DISPUTE ARISING BETWEEN MOTOROLA AND MINIM UNDER OR RELATED TO THIS LETTER AGREEMENT, AND MOTOROLA AND MINIM AGREE AND CONSENT TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS.

16. Assignment. This Letter Agreement shall not be assigned or otherwise transferred by Minim in any manner without the prior written consent of Motorola, provided in its sole discretion. Any attempted assignment or transfer by Minim in violation of this provision shall be null and void. Motorola may freely assign this Letter Agreement and any of its rights hereunder.

17. Side Letter; Assignment; Debt Settlement Agreement. (a) Minim shall contemporaneously herewith execute the side letter attached as Exhibit A, (b) Minim shall on behalf of MTRLC LLC contemporaneously herewith execute the assignment of all certifications, including without limitation all CableLabs certifications, related to the Products attached as Exhibit C (the “Assignment Agreement”), and (c) the Parties shall contemporaneously herewith execute the Debt Settlement Agreement of even date herewith by and between Minim and Motorola (the “Settlement Agreement”) attached as Exhibit C hereto. Minim hereby represents and warrants that MTRLC LLC has no Encumbrances, including, without limitation, any restriction of, upon, or regarding the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. In the event that any such Encumbrances are discovered at any time, Motorola may immediately rescind the Assignment Agreement at its sole discretion.

18. Miscellaneous. The Parties expressly agree that (except for the surviving terms of the License Agreements, and any amendments thereof unless modified herein) this Letter Agreement: (a) supersedes any and all prior or contemporaneous settlement agreements, discussions, obligations, or understandings among them; (b) may be amended, modified, or revised, and any waiver may be made, only by the written agreement of all Parties hereto; (c) shall be binding upon the Parties hereto and their parents, subsidiaries, successors and permitted assigns; (d) may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement (with PDF signatures being sufficient and fully binding); and (e) shall be effective as of the last date signed by both Parties. The prevailing Party in any action brought in connection with this Letter Agreement shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees.

19. Cross-Default. Notwithstanding anything to the contrary contained in this Letter Agreement or the Settlement Agreement, a breach or default by either Party of any covenant or other term or condition contained in the Settlement Agreement, after the passage of all applicable notice and cure or grace periods, shall, at the option of the other Party, be considered a default under this Letter Agreement, in which event the non-defaulting Party shall be entitled (but in no event required) to apply all rights and remedies under the terms of this Letter Agreement and the Settlement Agreement by reason of a default under said Letter Agreement or hereunder.

Please sign below and return a copy of the executed letter to us at your earliest convenience.

Sincerely,

David C. Carroll

SIGNATURES FOLLOW

AGREED and ACCEPTED:

MOTOROLA MOBILITY, LLC

By:	/s/ David C. Carroll
Name:	David C. Carroll
Title:	Vice President, Brand Licensing
Date:	January 22, 2024

MINIM, INC.

By:	/s/ Andrew Papanicolau
Name:	Andrew Papanicolau
Title:	Member Board of Directors
Date:	January 22, 2024

cc:	Lee J. Eulgen
Jessica Rissman Cohen

cc:	Hamilton Brook Smith Reynolds
530 Virginia Rd
Concord, MA 01742
Attn: John DuPre

Exhibit A

SIDE LETTER TO LETTER AGREEMENT

The 22nd day of January, 2024

Re: Warranty re Title of Purchased Products

To whom it may concern,

MINIM, INC. (“Minim”) hereby confirms that it has transferred, assigned, and sold all right, title, and interest to the following products to MOTOROLA MOBILITY, LLC (“Motorola”) free and clear of all liens, charges, encumbrances, or other restrictions:

SKU#	Item Description	Total Inventory
B MB8600_Q11-10-01	Bundle contains MB8600-10 and Q11-10-01	0
B12-10	MOTOROLA CABLE MODEM D3.1 BRIDGE, 32x8, 2.5GbE, US	48
MB7220-10	MOTOROLA 8x4 CABLE MODEM BRIDGE	10
MB7420-10	MOTOROLA 16x4 CABLE MODEM BRIDGE	91
MB7420-10R	MOTOROLA 16x4 CABLE MODEM BRIDGE (Refurbished)	2079
MB7621-10	MOTOROLA 24x8 CABLE MODEM BRIDGE	444
MB7621-10R	MOTOROLA 24x8 CABLE MODEM BRIDGE, REFURBISHED	1854
MB8600-10	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE	1322
MB8600-10R	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE, Refurbished	2779
MB8611-10	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE, 2.5G ETHERNET	60
MB8611-10R	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE, 2.5G ETHERNET (REFURB)	3833
MG7310-10	MOTOROLA CABLE MODEM/ROUTER, US, RoHS	0
MG7315-10	MOTOROLA 8x4 CABLE MODEM/N450 WIFI ROUTER	2
MG7540-10	MOTOROLA 16x4 CABLE MODEM/AC1600 WIFI ROUTER	21
MG7540-10R	MOTOROLA 16x4 CABLE MODEM/AC1600 WIFI ROUTER REFURB	706
MG7550-10	MOTOROLA 16x4 CABLE MODEM/AC1900 WIFI ROUTER	13698
MG7550-10R	MOTOROLA 16x4 CABLE MODEM/AC1900 WIFI ROUTER - Refurbished	8,506
MG7700-10	MOTOROLA 24x8 CABLE MODEM/AC1900 WIFI ROUTER	206
MG7700-10R	MOTOROLA 24x8 CABLE MODEM/AC1900 WIFI ROUTER, Refurbished	3228
MG8702-10	MOTOROLA DOCSIS 3.1 CABLE MODEM/AC3200 WIFI ROUTER	203
MG8702-10R	MOTOROLA DOCSIS 3.1 CABLE MODEM/AC3200 WIFI ROUTER motosync, REFURBISHED	35
MG8725-10	MOTOROLA DOCSIS 3. 1 CABLE MODEM W/AX6000 WIFI ROUTER	31
MG8725-10R	MOTOROLA DOCSIS 3. 1 CABLE MODEM W/AX6000 WIFI ROUTER (REFURB)	258
MH7020-10	MOTOROLA MESH ROUTER	646
MH7021-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER	73
MH7021-10S	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, motosync	169
MH7021-10S-ISP	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER ISP	29
MH7022-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER PLUS 1 SATELLITE	3075
MH7023-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER PLUS 2 SATELLITES	494
MH7601-10	MOT AX1800 MESH WiFi, SINGLE, US	325
MH7602-10	MOT AX1800 MESH WiFi, 2-PACK, US	75
MH7603-10	MOT AX1800 MESH WiFi, 3-PACK, US	759
MH7603-10S-ISP	MOT AX1800 MESH WiFi, 3-PACK, US motosync ISP	0
MM1000-10	MOTOROLA MoCA ADAPTER, US	403
MM1025-10	MOTOROLA MoCA ADAPTER, 2.5G	26
MR1700-10	MOTOROLA AC1700 ROUTER, US	4
MR2600-10	MOTOROLA AC2600 ROUTER, US	315
MR2600-10R	MOTOROLA AC2600 ROUTER, US (REFURB)	694
MT7711-10	MOTOROLA 24x8 CABLE MODEM/AC1900 ROUTER/EMTA	2740
MT7711-10R	MOTOROLA 24x8 CABLE MODEM/AC1900 ROUTER/EMTA, Refurbished	3,358
MT8733-10	MOTOROLA DOCSIS 3.1 CABLE MODEM/AX6000 ROUTER/EMTA	19
Q11-10-01	MOTOROLA Q.11 MESH WiFi, SINGLE PACK, US	478
Q11-10-03	MOT Q11 AX3000 MESH WiFi, 3-PACK, US	1643
Q14-10-01	MOTOROLA Q14 TRI-BAND MESH WiFi, SINGLE PACK, US	0
Q14-10-02	MOTOROLA Q14 TRI-BAND MESH WiFi, TWO PACK, US	3,245
Q14-10-03	MOTOROLA Q14 TRI-BAND MESH WiFi, THREE PACK, US	1446
		59,420

Very truly yours,

Jeremy Hitchcock
Minim, Inc.

Exhibit B

Remaining Products

SKU#	Item Description	Total Inventory
B MB8600_Q11-10-01	Bundle contains MB8600-10 and Q11-10-01	0
B12-10	MOTOROLA CABLE MODEM D3.1 BRIDGE, 32x8, 2.5GbE, US	36
MB7220-10	MOTOROLA 8x4 CABLE MODEM BRIDGE	10
MB7420-10	MOTOROLA 16x4 CABLE MODEM BRIDGE	0
MB7420-10R	MOTOROLA 16x4 CABLE MODEM BRIDGE (Refurbished)	2,079
MB7621-10	MOTOROLA 24x8 CABLE MODEM BRIDGE	208
MB7621-10R	MOTOROLA 24x8 CABLE MODEM BRIDGE, REFURBISHED	1854
MB8600-10	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE	1122
MB8600-10R	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE, Refurbished	2779
MB8611-10	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE, 2.5G ETHERNET	0
MB8611-10R	MOTOROLA DOCSIS 3.1 CABLE MODEM BRIDGE, 2.5G ETHERNET (REFURB)	3,833
MG7310-10	MOTOROLA CABLE MODEM/ROUTER, US, RoHS	0
MG7315-10	MOTOROLA 8x4 CABLE MODEM/N450 WIFI ROUTER	2
MG7540-10	MOTOROLA 16x4 CABLE MODEM/AC1600 WIFI ROUTER	13
MG7540-10R	MOTOROLA 16x4 CABLE MODEM/AC1600 WIFI ROUTER REFURB	706
MG7550-10	MOTOROLA 16x4 CABLE MODEM/AC1900 WIFI ROUTER	13,573
MG7550-10R	MOTOROLA 16x4 CABLE MODEM/AC1900 WIFI ROUTER - Refurbished	8,506
MG7700-10	MOTOROLA 24x8 CABLE MODEM/AC1900 WIFI ROUTER	0
MG7700-10R	MOTOROLA 24x8 CABLE MODEM/AC1900 WIFI ROUTER, Refurbished	3,228
MG8702-10	MOTOROLA DOCSIS 3.1 CABLE MODEM/AC3200 WIFI ROUTER	2
MG8702-10R	MOTOROLA DOCSIS 3.1 CABLE MODEM/AC3200 WIFI ROUTER motosync, REFURBISHED	35
MG8725-10	MOTOROLA DOCSIS 3. 1 CABLE MODEM W/AX6000 WIFI ROUTER	30
MG8725-10R	MOTOROLA DOCSIS 3. 1 CABLE MODEM W/AX6000 WIFI ROUTER (REFURB)	258
MH7020-10	MOTOROLA MESH ROUTER	646
MH7021-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER	70
MH7021-10S	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, motosync	164
MH721-10S-ISP	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER ISP	29
MH7022-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER PLUS 1 SATELLITE	2.875
MH7023-10	MOTOROLA WHOLE HOME MESH WIFI SYSTEM, ROUTER PLUS 2 SATELLITES	344
MH7601-10	MOT AX1800 MESH WiFi, SINGLE, US	325
MH7602-10	MOT AX1800 MESH WiFi, 2-PACK, US	73
MH7603-10	MOT AX1800 MESH WiFi, 3-PACK, US	729
MH7603-10S-ISP	MOT AX1800 MESH WiFi, 3-PACK, US motosync ISP	0
MM1000-10	MOTOROLA MoCA ADAPTER, US	388
MM1025-10	MOTOROLA MoCA ADAPTER, 2.5G	11
MR1700-10	MOTOROLA AC1700 ROUTER AC	4
MR2600-10	MOTOROLA AC2600 ROUTER, US	275
MR2600-10R	MOTOROLA AC2600 ROUTER, US (REFURB)	684
MT7711-10	MOTOROLA 24x8 CABLE MODEM/AC1900 ROUTER/EMTA	2,590
MT7711-10R	MOTOROLA 24x8 CABLE MODEM/AC1900 ROUTER/EMTA, Refurbished	3,328
MT8733-10	MOTOROLA DOCSIS 3.1 CABLE MODEM/AX6000 ROUTER/EMTA	0
Q11-10-01	MOTOROLA Q.11 MESH WiFi, SINGLE PACK, US	468
Q11-10-03	MOT Q11 AX3000 MESH WiFi, 3-PACK, US	1,143
Q14-10-01	MOTOROLA Q14 TRI-BAND MESH WiFi, SINGLE PACK, US	0
Q14-10-02	MOTOROLA Q14 TRI-BAND MESH WiFi, TWO PACK, US	3,220
Q14-10-03	MOTOROLA Q14 TRI-BAND MESH WiFi, THREE PACK, US	1,416
		57,056

Exhibit C

Assignment Agreement

This Assignment Agreement (this “Agreement”) dated as of January 22, 2024, by and between Minim Inc. and its subsidiary entity, MTRLC LLC (jointly and severally, “Company”), and Motorola Mobility, LLC (the “Assignee”).

RECITALS

WHEREAS, Company and Assignee were parties to (i) that certain License Agreement for modems and routers, effective January 1, 2016, as amended (the “Modem Agreement”), and (ii) that certain License Agreement for home security devices and services effective March 27, 2020, as amended (the “Home Security Agreement”) (together, the “License Agreements”) pursuant to which Company was permitted to and actually manufactured and sold certain Products (as defined in the License Agreements);

WHEREAS, pursuant to its obligations under the License Agreements, Company obtained certain licenses, certifications, and other written quality verifications relating to the Products, including without limitation certifications from CableLabs (collectively, the “Certifications”);

WHEREAS, Company desires to assign, and the Assignee desires to assume, all of the Certifications of Company.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Agreement to Assign and Assume. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, Company shall assign, transfer, convey, and deliver to the Assignee, and the Assignee shall accept the full and unrestricted title to the Certifications and any and all rights related thereto, and by doing so Company shall be deemed to have assigned all of its rights, titles, and interest in and to the Certifications to the Assignee. Upon execution of this Agreement, Company shall also deliver to the Assignee any written instruments, agreements, contracts, or other evidence relating to the validity of the Certifications.

2. Representations and Warranties of Company. As an inducement to the Assignee to enter into this Agreement and to consummate the transactions contemplated herein, Company represents and warrants to the Assignee as follows:

2.1 Authority. Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Company, enforceable against Company in accordance with the terms hereof.

2.2 No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (a) any instrument, contract or agreement to which Company is a party or by which he is bound; or (b) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Company or the Certifications.

2.3 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by Company of any of the transactions on its part contemplated under this Agreement.

3. Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.

4. Further Assurances. Upon execution of this Agreement and thereafter, each of the parties hereto shall, and shall cause their respective affiliates, subsidiaries, and any successors-in-interest to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

5. Choice of Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois and, where applicable, the United States, without regard to the conflict of law provisions thereof. THE PARTIES AGREE THAT THE STATE AND FEDERAL COURTS WITHIN COOK COUNTY, ILLINOIS, U.S.A., SHALL HAVE EXCLUSIVE JURISDICTION OF ANY DISPUTE ARISING BETWEEN MOTOROLA AND MINIM UNDER OR RELATED TO THIS LETTER AGREEMENT, AND MOTOROLA AND MINIM AGREE AND CONSENT TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS.

6. Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.

7. Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

8. Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Assignment Agreement as of the date first above written.

MINIM, INC.		MOTOROLA MOBILITY, LLC

By:	/s/ Andrew Papanicolau	By:	/s/ David C. Carroll
Name:	Andrew Papanicolau	Name:	David C. Carroll
Its:	Member Board of Directors	Its:	Vice President, Brand Licensing

MTRLC LLC

By:	/s/ Andrew Papanicolau
Name:	Andrew Papanicolau
Its:	Member Board of Directors

Exhibit D

DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT AND RELEASE (this “Agreement”) is made and entered into as of January 22, 2024 (the “Effective Date”), by and between Motorola Mobility, LLC having a principal address of 222 West Merchandise Mart Plaza Suite 1800 Chicago IL 60654 (the “Creditor”) and Minim, Inc., a Delaware corporation (the “Company”). The Creditor and the Company are hereby individually referred to as “Party” and collectively as “Parties”.

RECITALS:

WHEREAS, the Parties have agreed to execute and effectuate the Letter Agreement re Product Purchase, dated October 30, 2023, by and between the Company and the Creditor, including all exhibits thereto, including but not limited to the side letter to letter agreement and the assignment of product certifications (collectively, the “Letter Agreement”), on even date herewith, including all exhibits attached hereto as Exhibit A.

WHEREAS, the Creditor has previously provided to the Company goods and/or services for which Company has calculated an aggregate amount equal to US $6,137,500 remains unpaid (the “Owed Amount”), which is deemed the total and final amount earned and unpaid, excluding the “Owed GMR” (as defined in the Letter Agreement).

WHEREAS, the Creditor has agreed to accept, and the Company has agreed to pay to the Creditor US $1,167,071 (the “Settled Amount”) in full satisfaction of the Owed Amount.

WHEREAS, the Company has agreed to pay up to an additional US $263,752 (the “Collected Amount”) to the Creditor upon collection of such Collected Amount from the Company’s customers.

NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Payment in Full of Owed Amount. The Company agrees to, within five business days of receipt of funds from its acquiror or otherwise, pay to Creditor, and Creditor hereby agrees to accept, the Settled Amount as payment in full of the Owed Amount and, upon payment of the Settled Amount to the Creditor, the Creditor agrees that any and all obligations that the Company may have pursuant to the Owed Amount shall be satisfied in full and the Company shall have no further obligations to the Creditor thereunder. Satisfaction of the Owed GMR shall be exclusively pursuant to the Letter Agreement, and this Agreement and the Settled Amount and the Collected Amount shall have no effect on the Owed GMR.

2. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Creditor as of the Effective Date as follows: (i) that the execution, delivery and performance of this Agreement and the Letter Agreement by it will not violate, or result in a breach of, or constitute a default under, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject; (ii) that it has the legal capacity and power and authority to execute and deliver this Agreement and the Letter Agreement and any other related agreements and instruments delivered in connection herewith; (iii) that no further proceedings or actions are necessary to authorize the execution and delivery of this Agreement or the Letter Agreement or the performance by the Company of its obligations hereunder or thereunder; and (iv) that this Agreement and the Letter Agreement constitute the legal and binding obligations of the Company, enforceable against it in accordance with the terms.

The Company covenants to take all reasonable steps to obtain the Collected Amounts from its customers and forward such Collected Amounts to Creditor in a timely manner.

3. Representations and Warranties of the Creditor. The Creditor hereby represents and warrants to the Company as of the Effective Date as follows: (i) that the execution, delivery and performance of this Agreement and the Letter Agreement by it will not violate, or result in a breach of, or constitute a default under, any agreement, instrument, judgment, order or decree to which it is a party or to which it is subject; (ii) that it has the legal capacity and power and authority to execute and deliver this Agreement and the Letter Agreement and any other related agreements and instruments delivered in connection herewith; (iii) that no further proceedings or actions are necessary to authorize the execution and delivery of this Agreement or the Letter Agreement or the performance by the Creditor of its obligations hereunder or thereunder; and (iv) that this Agreement and the Letter Agreement constitute the legal and binding obligations of the Creditor, enforceable against it in accordance with the terms.

4. Representations of the Creditor with Respect to the Owed Amount. The Creditor hereby represents as to the Owed Amount as follows: (i) the Creditor is the sole owner of the Owed Amount, and has not previously sold, transferred, assigned, encumbered or released any part of the Owed Amount; (ii) there is no action based on any of the Owed Amount that is currently pending in any court or other legal venue and no judgments based upon the Owed Amount have been previously entered in any legal proceeding, and (iii) the Owed Amount is the full and total liability or obligation of the Company to the Creditor other than a) the Owed GMR, and b) the obligations of the Company to the Creditor under the Letter Agreement.

5. Release. Effective upon payment of the Settled Amount to the Creditor, the Creditor hereby knowingly and voluntarily releases and forever discharges the Company and its predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, assigns, directors, officers, affiliates, agents and representatives, from all claims, liabilities, demands, costs, charges, expenses, actions, causes of action, judgments, and executions, past, present or future from liability for the Owed Amount. Upon payment of the Settled Amount, the Creditor shall be deemed to have received sufficient consideration for the releases set forth in this Section 5. The forgoing release shall not apply to the Collected Amounts or to the Owed GMR or the other obligations hereunder or under the Letter Agreement.

6. Voluntary and Knowing Agreement and Release. Each of the Parties acknowledges that it has entered into this Agreement of its own free will, and that no promises or representations have been made to it by any person to induce it to enter into this Agreement other than the express terms set forth herein. Each of the Parties further acknowledges that it has read this Agreement and understands all of its respective terms.

7. Advice of Counsel. The Creditor acknowledges that before entering into this Agreement, it has had the opportunity to consult with an attorney of its choice.

8. Attorneys’ Fees. Each Party shall bear its own legal fees and expenses in connection with the negotiation, execution and delivery of this Agreement.

9. Choice of Law and Venue. This Agreement shall be exclusively governed by and construed according to the laws of the State of Delaware, without giving effect to its choice of law principles. The Parties agree that all actions and proceedings arising out of or relating directly or indirectly to this Agreement or any ancillary agreement or any other related obligations shall be litigated solely and exclusively in the state or federal courts located in the Wilmington, Delaware, and that such courts are convenient forums. Each Party hereby submits to the personal jurisdiction of such courts for purposes of any such actions or proceedings.

10. Severance of Provisions; Survival of Representations and Warranties. If any of the provisions of this Agreement shall be held invalid, the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect. The representations, warranties and agreements of the Parties shall survive the execution and delivery of this Agreement by the Parties, and the payment of the Settled Amount.

11. Notices. All notices and other communications shall be in writing and shall be provided to the recipient Party to the applicable addresses set forth on the signature page hereto. All notices and communications shall be deemed made and effective as follows: (i) if transmitted for overnight delivery via a nationally recognized delivery service, the first business day after being delivered by the transmitting party to such overnight delivery service, (ii) if by e-mail, when transmitted by e-mail, or (iv) if mailed via regular mail, upon delivery. Any Party may designate a superseding notice contact name, street address, e-mail address by providing the other Party with written notice pursuant to the provisions hereof.

12. Entire Agreement. This Agreement and the Letter Agreement set forth the entire understanding of the Parties and supersede any and all prior agreements, oral or written, relating to the subject matter hereof. The Parties attest that no other representations were made regarding this Agreement other than those contained herein and in the Letter Agreement. In the event of any inconsistency between the terms of this Agreement and the Letter Agreement, the terms of the Letter Agreement shall control.

13. Confidentiality. Each of the Parties hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, the transactions contemplated hereby, except to the extent that disclosure thereof is required by law, rule or regulation.

14. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Creditor and the Company and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other party.

15. Modifications. This Agreement may not be modified except by a writing, signed by each of the Parties. This Agreement shall be binding upon the Parties and their respective successors and assigns.

16. Counterparts. This Agreement may be signed in counterparts, and said counterparts shall be treated as though signed as one document. Electronic signatures to this Agreement shall be treated as original signatures.

17. Cross-Default. Notwithstanding anything to the contrary contained in this Agreement or the Letter Agreement, a breach or default by either Party of any covenant or other term or condition contained in the Letter Agreement, after the passage of all applicable notice and cure or grace periods, shall, at the option of the other Party, be considered a default under this Agreement, in which event the non-defaulting Party shall be entitled (but in no event required) to apply all rights and remedies under the terms of this Agreement and the Letter Agreement by reason of a default under said Letter Agreement or hereunder.

IN WITNESS WHEREOF, the Creditor and the Company have caused this Settlement Agreement and Release to be signed by their respective duly authorized officers or representatives as of the Effective Date.

Minim, Inc.		Motorola Mobility, LLC

Signature:	/s/ Andrew Papanicolau	Signature:	/s/ David C. Carroll

Full Name:	Andrew Papanicolau	Full Name:	David C. Carroll

Title:	Member Board of Directors	Title:	Vice President, Brand licensing

Physical Address:	848 Elm Street	Physical Address:	Suite 1800

222 West Merchandise Mart Plaza

	Manchester, NH 03101	Chicago, IL 60654

Email Address:		Email Address: